SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

EXECUTIVE OFFICER COMPENSATION

On July 5, 2005, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Ligand Pharmaceuticals Incorporated (the "Company") approved the annual base salaries (effective as of January 1, 2005(1)) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's executive officers for calendar year 2005(1):

Name and Position                 Base Salary

David E. Robinson                 $675,000(1)
Andres F. Negro-Vilar             $450,000
James J. L'Italien                $276,000
Paul V. Maier                     $335,000
William A. Pettit                 $269,000
Warner R. Broaddus                $286,000
Eric S. Groves                    $243,000
Martin D. Meglasson               $273,000
Tod G. Mertes                     $240,000

(1)Mr. Robinson's salary is effective as of May 1, 2005.

Also, on July 5, 2005, the Compensation Committee authorized the payment of annual incentive (bonus) awards to each of the Company's executive officers for services during the year ended December 31, 2004. Consistent with past practice, the Compensation Committee used several factors to set the targets for these annual incentive awards, principally (1) competitive pay practices, (2) job duties and responsibility and (3) the Company's need to attract, retain and reward executive talent. The Compensation Committeee used data obtained by the Company from external sources that compared and summarized pay practices at companies that compete with the Company nationally and in its business and location for executive talent. Actual annual incentive bonus payments were determined based on the Company's and each executive's performance during 2004 as measured against performance measures established early that year. In addition, the Compensation Committee evaluated each executive's performance against individual goals also set early in 2004. The following table sets forth cash payments to the executive officers in respect of their annual incentive awards for 2004:

Name                              2004 Bonus

Andres F. Negro-Vilar             $70,000
Giambattista Aliprandi(2)         $48,000
James J. L'Italien                $45,000
William A. Pettit                 $35,000
Warner R. Broaddus                $35,000
Eric S. Groves                    $34,000
Martin D. Meglasson               $40,000
Tod G. Mertes                     $30,000

(2)Mr. Aliprandi retired from the company in April 2005.

Also on July 5, 2005, the Compensation Committee approved grants of ten-year stock options to each of the executive officers pursuant to the Company's 2002 Stock Incentive Plan. The following table sets forth information regarding grants of stock options to the executive officers. Each option has an exercise price of $7.25, the closing price of the Company's common stock on July 5, 2005.

Name                              Option Shares Granted

David E. Robinson                  100,000
Andres F. Negro-Vilar               35,000
James J. L'Italien                  10,000
Paul V. Maier                       35,000
William A. Pettit                   10,000
Warner R. Broaddus                  20,000
Martin D. Meglasson                 15,000
Tod G. Mertes                       15,000


Options vest over four years as follows: 12.5% at six months from the date of grant, with the remaining 87.5% vesting monthly over the 42 months thereafter, subject to continuous employment.

AMENDMENT TO NON QUALIFIED DEFERRED COMPENSATION PLAN

The American Jobs Creation Act of 2004 mandated a number of changes to non-qualified deferred compensation plans by adding new section 409A to the Internal Revenue Code. The Treasury Department has subsequently issued guidance under the new section which, in part, allows certain changes to deferral elections by participants in such plans as transition relief under the new law (the "Transition Relief"). On July 5, 2004, the Compensation Committee approved an amendment to the Company's Non-Qualified Deferred Compensation Plan (the "Plan") to permit certain executive officers to terminate their participation in the Plan on or before December 31, 2005 pursuant to the Transition Relief. The text of the amendment is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
10.1              Amendment to Non-Qualified Deferred Compensation Plan


                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                    LIGAND PHARMACEUTICALS INCORPORATED




Date : July  11, 2005      By:      /S/ WARNER R. BROADDUS
                           Name:    Warner R. Broaddus
                           Title:   Vice President, General Counsel & Secretary